UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
March 28, 2006
Carmike Cinemas, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-14993	58-1469127

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1301 First Avenue, Columbus, Georgia	31901

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (706) 576-3400
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Standard; Transfer of Listing.
     (a) On March 31, 2006, Carmike Cinemas, Inc. (“Carmike”) issued a press release (attached hereto as Exhibit 99.1 and incorporated herein by reference) announcing that it received a notice dated March 28, 2006 from the Nasdaq Listing Qualifications staff (the “Staff”) indicating that because The Nasdaq Stock Market, Inc. (“Nasdaq”) had not received Carmike’s Form 10-K for the year ended December 31, 2005, Carmike is no longer in compliance with Nasdaq Marketplace Rule 4310(c)(14). As a result, Carmike’s securities are subject to delisting from the Nasdaq Stock Market at the opening of business on April 6, 2006 unless Carmike requests a hearing in accordance with Nasdaq’s Marketplace Rule 4800 Series. Carmike plans to appeal the Staff’s determination and will request a hearing by a Nasdaq Listing Qualifications Panel pursuant to the procedures set forth in the Nasdaq Marketplace Rules 4800 Series. Carmike’s securities will remain listed pending the result of such appeal. There can be no assurance that the Panel will grant Carmike’s request for continued listing.
Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.
          Exhibit 99.1 Press release dated March 31, 2006.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMIKE CINEMAS, INC.
Date: March 31, 2006	By:	/s/ Lee Champion
Lee Champion
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated March 31, 2006.